EXHIBIT 3.9
Delaware

The First State
     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “CMCH HOLDINGS, LLC”, FILED IN THIS OFFICE ON THE THIRTIETH DAY OF DECEMBER, A.D. 2008, AT 6:49 O’CLOCK P.M.

/s/ Harriett Smith Windsor
Harriet Smith Windsor, Secretary of State

4640071 8100	AUTHENTICATION: 7055774

081241333	Date: 12-31-08

CERTIFICATE OF FORMATION
OF
CMCH HOLDINGS, LLC
     Pursuant to Section 18-201 of the Delaware Limited Liability Company Act (the “Act”), the undersigned, desiring to form a limited liability company, does hereby certify as follows:
     1. The name of the limited liability company is CMCH HOLDINGS, LLC (the “Company”).
     2. The address of its registered office in the State of Delaware is: Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.
     3. The Company shall have the power and authority to carry on any business permitted by, and to have and exercise all of the powers and rights conferred by, the Act as amended from time to time or any successor provisions thereto.
     4. This Certificate of Formation shall be effective on January 1, 2009.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation on this 30th day of December, 2008.

/s/ J. Thomas Anderson
J. Thomas Anderson, Authorized Person

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS DELIVERED 06:49 PM 12/30/2008 FILED 06:49 PM 12/30/2008 SRV 081241333- 4640071 FILE